UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2017

Williams Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-34831	20-2485124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

(918) 573-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2017, The Williams Companies, Inc. (“Williams”), as the sole member of WPZ GP LLC (the “General Partner”), appointed Micheal G. Dunn and Walter J. Bennett as Directors of the General Partner. Williams controls the General Partner and owns approximately 74 percent of Williams Partners L.P. (the “Partnership”).

The appointment of Mr. Dunn is effective February 27, 2017, the date upon which he will assume the role of Executive Vice President and Chief Operating Officer of Williams and its affiliates. The appointment of Mr. Bennett, the Senior Vice President–West of Williams and its affiliates, is effective immediately. In connection with such appointments, Frank E. Billings has stepped down as a Director of the General Partner. Mr. Billings did not resign due to any disagreement with the General Partner or the Partnership.

There are no arrangements or understandings between Mr. Dunn or Mr. Bennett and any other person pursuant to which each was selected as a Director of the General Partner. There are no existing relationships between Mr. Dunn or Mr. Bennett and Williams, the General Partner, the Partnership, or its affiliates that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS PARTNERS L.P.

By:	WPZ GP LLC, its General Partner

	By:	/s/ Josh De Rienzis
Josh De Rienzis
VP and Secretary

DATED: February 16, 2017